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                                                                  Exhibit 10.33


















                          LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                    CONGRESS FINANCIAL CORPORATION (FLORIDA)
                                   AS LENDER


                                      AND


                            DIGITAL LIGHTWAVE, INC.
                                  AS BORROWER






                            DATED: OCTOBER 10, 2000


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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                  Exhibit A             Information Certificate

                  Exhibit B             Borrowing Base Certificate

                  Schedule 8.4          Existing Liens

                  Schedule 8.6          Litigation

                  Schedule 8.8          Bank Accounts

                  Schedule 9.9          Existing Indebtedness

                  Schedule 9.10         Existing Loans, Advances and Guarantees



                                      (i)

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                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

SECTION 1.              DEFINITIONS                                          1
SECTION 2.              CREDIT FACILITIES                                    8
         2.1      Revolving Loans                                            8
         2.2      Letter of Credit Accommodations                            9
         2.3      Availability Reserves                                     12
SECTION 3.              INTEREST AND FEES                                   12
         3.1      Interest                                                  12
         3.2      Closing Fee                                               12
         3.3      Facility Fee                                              13
         3.4      Servicing Fee                                             13
         3.5      Unused Line Fee                                           13
SECTION 4.              CONDITIONS PRECEDENT                                13
         4.1      Conditions Precedent to Initial Loans and
                    Letter of Credit Accommodations                         13
         4.2      Conditions Precedent to All Loans and
                    Letter of Credit Accommodations                         13
SECTION 5.              GRANT OF SECURITY INTEREST                          15
SECTION 6.              COLLECTION AND ADMINISTRATION                       16
         6.1      Borrower's Loan Account                                   16
         6.2      Statements                                                16
         6.3      Collection of Accounts                                    16
         6.4      Payments                                                  18
         6.5      Authorization to Make Loans                               18
         6.6      Use of Proceeds                                           18
SECTION 7.              COLLATERAL REPORTING AND COVENANTS                  19
         7.1      Collateral Reporting                                      19
         7.2      Accounts Covenants                                        19
         7.3      Inventory Covenants                                       21
         7.4      Equipment Covenants                                       21
         7.5      Power of Attorney                                         22
         7.6      Right to Cure                                             22
         7.7      Access to Premises                                        23
SECTION 8.              REPRESENTATIONS AND WARRANTIES                      23
         8.1      Corporate Existence, Power and Authority; Subsidiaries    23
         8.2      Financial Statements; No Material Adverse Change.         24
         8.3      Chief Executive Office; Collateral Locations.             24
         8.4      Priority of Liens; Title to Properties                    24
         8.5      Tax Returns                                               24
         8.6      Litigation                                                24
         8.7      Compliance with Other Agreements and Applicable Laws      25
         8.8      Bank Accounts                                             25
         8.9      Accuracy and Completeness of Information.                 25
         8.10     Survival of Warranties; Cumulative                        25



                                      (ii)
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SECTION 9.              AFFIRMATIVE AND NEGATIVE COVENANTS                  25
         9.1      Maintenance of Existence                                  25
         9.2      New Collateral Locations                                  26
         9.3      Compliance with Laws, Regulations, Etc.                   26
         9.4      Payment of Taxes and Claims                               26
         9.5      Insurance                                                 26
         9.6      Financial Statements and Other Information                27
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.  28
         9.8      Encumbrances                                              28
         9.9      Indebtedness                                              29
         9.10     Loans, Investments, Guarantees, Etc.                      29
         9.11     Dividends and Redemptions                                 30
         9.12     Transactions with Affiliates                              30
         9.13     Additional Bank Accounts                                  31
         9.14     Adjusted Net Worth                                        31
         9.15     Costs and Expenses                                        31
         9.16     Further Assurances                                        31
SECTION 10.             EVENTS OF DEFAULT AND REMEDIES                      32
         10.1     Events of Default                                         32
         10.2     Remedies                                                  34
SECTION 11.             JURY TRIAL WAIVER; OTHER WAIVERSAND
                          CONSENTS; GOVERNING LAW                           35
         11.1     Governing Law; Choice of Forum; Service of Process;
                    Jury Trial Waiver                                       35
         11.2     Waiver of Notices                                         36
         11.3     Amendments and Waivers                                    37
         11.4     Waiver of Counterclaims                                   37
         11.5     Indemnification                                           37
SECTION 12.             TERM OF AGREEMENT; MISCELLANEOUS                    38
         12.1     Term                                                      38
         12.2     Notices                                                   39
         12.3     Partial Invalidity                                        39
         12.4     Successors                                                39
         12.5     Entire Agreement                                          40



                                     (iii)

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                          LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated October 10, 2000 is entered into by and between Congress Financial Corporation (Florida), a Florida corporation ("Lender") and Digital Lightwave, Inc., a Delaware corporation ("Borrower").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.        DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:



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         1.1      "Accounts" shall mean all present and future rights of
Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

         1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         1.4      "Blocked Accounts" shall have the meaning set forth in
Section 6.3 hereof.

         1.5 "Change of Control" shall mean (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding voting stock of Borrower; and (d) the occupation of a majority of seats (other than vacant seats) on the Board of Directors of Borrower by Persons who were neither (i) nominated by a majority of the then Board of Directors of Borrower nor (ii) appointed by such majority of directors.



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         1.6      "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.7 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                  (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                  (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

                  (f) such Accounts do not consist of progress or "milestone" billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by




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Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                  (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

                  (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent (or such higher amount(s) as Lender may, in its sole discretion, approve from time to time on a case-by-case basis) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

                  (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

                  (p) such Accounts are not listed (or included) on the most recent deferred revenue report which has been supplied to Lender pursuant to this Agreement; and



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                  (q)      such Accounts are owed by account debtors deemed
creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.8 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower and non-proprietary raw materials for such finished goods which are acceptable to Lender on an item-by-item basis based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process;
(b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; and (m) proprietary raw materials. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.9 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.10 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.11 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the amount of the Revolving Loans available to Borrower as of such time (without regard to the Maximum Credit limit) based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than sixty (60) days past due as of such time plus (iii) the amount of checks issued by




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Borrower to pay trade payables which are more than sixty (60) days past due as of such time, but not yet sent and the book overdraft of Borrower.

         1.12 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.13 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.14 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.15 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.16 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.17     "Loans" shall mean the Revolving Loans.

         1.18     "Maximum Credit" shall mean the amount of $10,000,000.

         1.19 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.



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         1.20     "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.21 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.22 "OEM Agreement" shall mean that certain OEM Contract dated as of May 24, 1999 between Lucent Technologies, Inc. and Borrower.

         1.23     "Payment Account" shall have the meaning set forth in Section
6.3 hereof.

         1.24 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.25 "Prime Rate" shall mean the rate announced by First Union National Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.26 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.27 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.



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         1.28     "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.


SECTION 2.        CREDIT FACILITIES

         2.1      Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                           (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

                           (ii) the lesser of: (A) the sum of thirty-five (35%) percent of the Value of Eligible Inventory consisting of finished goods plus twenty-five (25%) percent of the Value of Eligible Inventory consisting of non-proprietary raw materials for such finished goods or (B) $1,000,000, less

                           (iii)    any Availability Reserves.

                  (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

                  (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect




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

any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

                  (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2      Letter of Credit Accommodations.

                  (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender, Borrower and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter (1.25%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-quarter (3.25%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations related to such Letter of Credit Accommodations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or
Section 2.2(c)(ii).

                  (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $2,500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in
Section 2.2(c) to the extent of such cash collateral.

                  (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for any acts, waivers, errors, delays or omissions to the extent resulting from Lender's gross negligence or willful misconduct. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

                  (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 Availability Reserves. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

SECTION 3.        INTEREST AND FEES

         3.1      Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of three-quarters of one (.75%) percent (decreasing to one-half of one (.50%) percent effective upon Lender's review and approval of Borrower's audited financial statements for fiscal year end December 31, 2000 satisfactorily reflecting net income in an amount not less than $15,000,000) per annum in excess of the Prime Rate, except that, at Lender's option, without notice, Borrower shall pay to Lender interest at the rate of two and three-quarters (2.75%) percent (or two and one-half (2.50%) percent if the aforesaid rate decrease is then effective) per annum in excess of the Prime Rate: (i) on the non-contingent Obligations for (A) the period from and after the date of termination or non-renewal hereof until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower), and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

                  (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $75,000, which shall be fully earned as of and payable on the date hereof.

         3.3 Facility Fee. Borrower shall pay to Lender annually a facility fee in an amount equal to $25,000 while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on each anniversary of the date hereof.

         3.4 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $1,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.5 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths of one (.375%) percent per annum calculated upon the amount by which $10,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.


SECTION 4.        CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

                  (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (d) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

                  (g) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (h) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $3,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

                  (i) Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

                  (j) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

                  (b) Borrower shall be in compliance with the Excess Availability requirement specified in Section 9.15;

                  (c) if no non-contingent Obligations are then outstanding, Lender shall have received, at least five (5) days prior to the requested funding date for any Loan, the current schedules and borrowing base certificate referenced in Section 7.1(a) and Section 7.1(e), respectively; and

                  (d) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.        GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations under or in connection with any of the Financing Agreements, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located, but excluding any rights under contracts which would be breached or violated by such grant and assignment (collectively, the "Collateral"):

         5.1      Accounts;

         5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4      Inventory;

         5.5      Equipment;

         5.6      Records; and

         5.7 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.        COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3      Collection of Accounts.

                  (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and, following the occurrence of an Event of Default or if Excess Availability (as determined by Lender) is ever less than $3,000,000, direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Borrower or Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender, but shall be thereafter, until the occurrence of an Event of Default, or Excess Availability (as determined by Lender) is ever less than $3,000,000 deposited into Borrower's operating account.

                  (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in Lender's Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will, unless they are being received by Borrower as hereinabove permitted, be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in its Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. If such payments or other funds are being received by Borrower as hereinabove permitted, Lender shall, instead of such one day's interest, be paid an administrative fee in an equivalent amount.

                  (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, (i) following the occurrence of an Event of Default or if Excess Availability (as determined by Lender) is ever less than $3,000,000, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control, and (ii) at all times, immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds following the occurrence of an Event of Default or if Excess Availability (as determined by Lender) is ever less than $3,000,000. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to Lender's Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon written (including facsimile) instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Miami, Florida time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.        COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a weekly basis so long as any non-contingent Obligations are outstanding schedules of Accounts, sales made, deferred revenue, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; (e) within fifteen (15) days after the end of each month, a borrowing base certificate in the form attached hereto and made a part hereof as Exhibit B to this Agreement (or as may be subsequently specified by Lender), with appropriate insertions therein, signed by Borrower's chief financial officer and dated such date; and (f) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2      Accounts Covenants.

                  (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause any then existing Accounts to no longer constitute Eligible Accounts because they may not be collected pursuant to their original terms. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount or allowance in the amount of $50,000 or more, or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the

Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all material applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment having a value, in the aggregate or individually, of $250,000 or more from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment unless in Lender's possession.

         7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, and
(viii) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against

Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.        REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's principal Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section
9.8 hereof. Borrower has valid and legal or good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate and on Schedule 8.6 hereto, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with
Section 9.13 below.

         8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.10 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3 Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all material laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

         9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties (other than income taxes, franchise taxes and any penalties related thereto) imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6      Financial Statements and Other Information.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month and within sixty (60) days after the end of each fiscal quarter, monthly or quarterly (as applicable) unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month or quarter and (ii) within one hundred twenty
(120) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any change in the management of Borrower, and (iii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall within seven (7) days after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the

Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency upon a written order, subpoena, direction or other request of such court or government agency (with reasonable notice to Borrower) or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to, after the occurrence of any Event of Default, deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly, (a) without Lender's prior written consent, which will not be unreasonably withheld, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) consignment sales permitted by the OEM Agreement, and (iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment and purchase money mortgages on real estate not to exceed $250,000 and capital leases not to exceed $2,000,000, in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the security interests and liens set forth on Schedule 8.4 hereto; (g) non-exclusive licenses to use intellectual property granted to third parties in the ordinary course of Borrower's business; and (h) Borrower's obligations to provide goods on consignment pursuant to the OEM Agreement.

         9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books; (c) product indemnities and warranties and other similar indebtedness (whether contingent or non-contingent) incurred by the Borrower in the ordinary course of business; (d) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (e) indebtedness owed to Digital Lightwave Leasing Corporation in an aggregate outstanding amount not to exceed $1,000,000 at any time; and (f) the indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, or, in the case of the indebtedness specified in clauses (c) and (e) above, in the ordinary course of business; provided, that, such payments shall be permitted in the case of the indebtedness specified in clause (e) above only if, at the time of and immediately after such payment, either no Loan is outstanding or Borrower shall have Excess Availability, as determined by Lender, of not less than $2,000,000, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, (c) loans to employees which, when combined with the amount of incentive payments made to employees during any fiscal year, do not, at any time, exceed an outstanding balance of $250,000, (d) the product indemnities and warranties permitted pursuant to Section 9.9 above, (e) intercompany loans or other contributions made by Borrower to Digital Lightwave Leasing Corporation in an amount not to exceed $1,000,000, and (f) the loans, advances and guarantees set forth on
Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any cash dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.12 Transactions with Affiliates. Except as may be otherwise expressly permitted pursuant to clause (e) of Section 9.10 above, Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except (i) incentive payments to employees which, when combined with loans outstanding to employees at any time, do not exceed $250,000 in any fiscal year, and (ii) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

         9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than $30,000,000.

         9.15 Excess Availability. Borrower shall, at all times while any Loan is outstanding, maintain Excess Availability (without deducting past due trade payables or the amount of checks issued by Borrower to pay trade payables, but not yet sent and the book overdraft of Borrower), as determined by Lender, of not less than $2,000,000.

         9.16 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day (not to exceed $13,000 in the aggregate during any fiscal year, prior to the occurrence of an Event of Default and excluding Lender's initial survey) for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.17 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or reasonably proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10.       EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay when due any of the Obligations or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.6(a), 9.6(c), 9.6(d), 9.16, and 9.17 of this Agreement and such failure shall continue for five (5) days; provided, that, such five (5) day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such five (5) day period or which has been the subject of a prior failure within a six (6) month period or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto which allows for the acceleration of such obligations or the exercise of any other post-default remedy, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto and allows for the cancellation of such contract, lease, license or other obligation or the exercise of any other post-default remedy;

                  (j)      any Change of Control;

                  (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

                  (l) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof; or

                  (m) there shall be an event of default under any of the other Financing Agreements.

         10.2     Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.


SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of law).

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the State of Florida and the United States District Court for the Southern District of Florida and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts.

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS

         12.1     Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date two (2) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date three (3) years from the date hereof by giving Borrower notice at least sixty (60) days prior to the second (2nd) anniversary of this Agreement. Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Miami, Florida time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason (other than Borrower's refinancing of the Obligations with First Union National Bank (or any other affiliates of Lender) at any time after October 9, 2001) this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                 Amount                             Period
                 ------                             ------

(iii)     1.5% of Maximum Credit     From the date hereof to and including
                                     October 9, 2001

(iv)      1.0% of Maximum Credit     From October 10, 2001 to and including
                                     October 9, 2002


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.



LENDER                                       BORROWER
------                                       --------

CONGRESS FINANCIAL CORPORATION               DIGITAL LIGHTWAVE, INC.
  (FLORIDA)

By:                                          By:
   ----------------------------                 -------------------------------
Title:                                       Title:
      -------------------------                    ----------------------------

Address:                                     Chief Executive Office:
--------                                     -----------------------

777 Brickell Avenue
Suite 808                                    15550 Lightwave Drive
Miami, Florida  33131                        Clearwater, Florida  33760

                                  EXHIBIT "A"



                            INFORMATION CERTIFICATE
                                       OF
                            DIGITAL LIGHTWAVE, INC.



                                                             Dated: May 12, 2000



Congress Financial Corporation
  (Florida)
777 Brickell Avenue, Suite 808
Miami, Florida 33131


In order to assist you in the continuing evaluation of the financing you are considering of Digital Lightwave, Inc. (the "Corporation") and to expedite the preparation of any documentation which may be required and to induce you to provide such financing to the Corporation, we represent and warrant to you the following information about the Corporation, its organizational structure and other matters of interest to you:

1. The full and exact name of the Corporation as set forth in its Certificate of Incorporation is:

                                 Digital Lightwave, Inc.
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------


2. The Corporation uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

             Digital Lightwave, Inc., Digital Lightwave, DLI, DIGL
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         In the event any trade name appears on an invoice, a sample copy of such invoice is annexed.


3. The date of incorporation of the Corporation was March 1996 under the laws of the State of Delaware*, and the Corporation is in good standing under those laws. The Corporation has never been involved in a bankruptcy or reorganization except: (explain)

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------


* Merged with Digital Lightwave, Inc., a California corporation incorporated in February 1991.

4. The Corporation is duly qualified and authorized to transact business as a foreign corporation in the following states and is in good standing in such states:

                                    Florida
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------


5. Since the date of incorporation, the corporate name of the Corporation has been changed as follows:

              Date                                       Prior Name
              ----                                       ----------

                        Not Applicable - No name changes
         ------------------------------          ------------------------------

         ------------------------------          ------------------------------

         ------------------------------          ------------------------------


6. Since the date of incorporation, the Corporation has made or entered into the following mergers or acquisitions:

               None other than merger of predecessor California corporation
         ---------------------------------------------------------------------
                       with surviving Delaware corporation (see #3)
         ---------------------------------------------------------------------


7.       The chief executive office of the Corporation is located at:

         1550 Lightwave Drive     Clearwater       Florida 33760
         ---------------------------------------------------------------------
            Street Address           City           State           County


8. The bank and records of the Corporation pertaining to accounts, contract rights, inventory, etc. are located at (if other than the chief executive office referred to in Section 7 above):

         Same as above
         ---------------------------------------------------------------------
            Street Address           City           State           County

 9. The Corporation has other places of business and/or maintains inventory or other assets at the following addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address):


         1340 Campus Parkway, Suites B 5&6, Neptune, NJ 07753
                                                        Leased from Cali-Realty
         ----------------------------------------------------------------------
             Street Address        City        State        Lessor/Operator


         11001 Roosevelt Blvd, Suite 300, St. Petersburg, FL 33716
                                                 Leased from Pinellas Business*
         ----------------------------------------------------------------------
             Street Address        City        State        Lessor/Operator


         100 Cummings Center, Suite 207P, Beverly, MA 01915
                                                    Leased from Highland March+
         ----------------------------------------------------------------------
             Street Address        City        State        Lessor/Operator


10. The premises listed below owned by the Corporation are subject to mortgages as follows (state name and address of mortgagee and approximate principal balance of mortgage):

              Location                 Mortgage              Principal Balance
              ---------                --------              ----------------

                 N/A
         --------------------     --------------------     --------------------

         --------------------     --------------------     --------------------

         --------------------     --------------------     --------------------



11. The places of business or other locations of any assets used by the Corporation during the last four (4) months other than those listed above are as follows:

                  N/A
         --------------------     --------------------     --------------------
            Street Address                City                     State


         --------------------     --------------------     --------------------
            Street Address                City                     State


         --------------------     --------------------     --------------------
            Street Address                City                     State





* lease expires July 2000
+ lease expires August 2000

12. The Corporation is affiliated with, or has ownership in, the following corporations (including subsidiaries):


                        Chief            Jurisdiction         Ownership
                        Executive             of              Percentage or
            Name        Office           Incorporation        Relationship
            ----        ---------        -------------        -------------

         Digital Lightwave
         Leasing Corporation               Delaware           100% Subsidiary
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


13. The Federal Employer Identification Number of the Corporation is as follows:

                                       95-43I3013
         ----------------------------------------------------------------------


14. There is no provision in the Certificate of Incorporation or By-laws of the Corporation, or in the laws of the State of its incorporation, requiring any vote or consent of shareholders to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of the Corporation or any subsidiary. Such power is vested exclusively in its Board of Directors.

15. The officers of the Corporation and their respective titles are as follows:


                     Title                                  Name
                     -----                                  ----

         Chairman, CEO & President                    Gerry Chastelet
         ------------------------------          ------------------------------
         EVP, Finance, CFO & Secretary                Steven H. Grant
         ------------------------------          ------------------------------
         Controller                                   Lamecia M. Bingham
         ------------------------------          ------------------------------
         EVP, Sales                                   George Matz
         ------------------------------          ------------------------------
         EVP, Research & Development                  Ali Haider
         ------------------------------          ------------------------------
         VP, Production                               James Green
         ------------------------------          ------------------------------


         The following will have signatory powers as to all your of transactions with the Corporation:

                   Gerry Chastelet, Steven H. Grant, Lamecia M. Bingham
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


16. With respect to the officers noted above, such officers are affiliated with or have ownership in the following corporations (indicate name and address of affiliated companies, type of operations, ownership percentage or other relationship):


         None other than those described in Part III (pgs. 55-56) of the
         ----------------------------------------------------------------------
         Company's Form 10-K dated March 30, 2000 (copy attached)
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

17.      The members of the Board of Directors of the Corporation are:


         Gerry Chastelet - Chairman
         ----------------------------------------------------------------------

         William Hamilton
         ----------------------------------------------------------------------

         William Seifert
         ----------------------------------------------------------------------

         Bryan J. Zwan
         ----------------------------------------------------------------------


18. The name of the stockholders of the Corporation and their stock holdings are as follows (if stock is widely held indicate only stockholders owning 10% or more of the voting stock):


         Name                         No. of Shares               Percentage
         ----                         -------------               ----------

         Bryan J. Swan                  18,441,750                   63.7%
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


19. There are no judgments or litigation pending by or against the Corporation, its subsidiaries and/or affiliates or any of its officers/principals, except as follows:

         Reference is made to Part I, Item 3 -- "Legal Proceedings" on pages
         ----------------------------------------------------------------------
         22-23 and Item 8, Note 15 -- "Legal Proceedings" on pages 51-52 of the
         ----------------------------------------------------------------------
         Company's Form 10-K regarding these matters.
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


20. At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

         The Company is currently reviewing an assessment from the State of
         ----------------------------------------------------------------------
         Florida regarding Sales and Use Taxes from 1994 to 1998. The Company
         ----------------------------------------------------------------------
         believes that it has established appropriate reserves and is reviewing
         ----------------------------------------------------------------------
         the matter with its accountants.
         ----------------------------------------------------------------------


21. The Corporation's assets are owned and held free and clear of any security interests, liens or attachments, except as follows:

                                                                  Amount of
         Lienholder                    Assets                    Debt Secured
         ----------                    ------                    ------------

         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------

         The Company utilizes equipment under capital or operating leases from various companies. The attached Schedule A identifies the amounts under the lease as of 12/31/99.

22. The Corporation has not guaranteed and is not otherwise liable for the obligations of others, except as follows:

                                                                Amount of
                Debtor                  Creditor                Obligation
                ------                  --------                ----------

         N/A
         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------

         --------------------     --------------------      -------------------


23. The Corporation does not own or license any trademarks, patents, copyrights or other intellectual property, except as follows (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor):

               Summary of Patents and Trademarks is attached as Schedule B.
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


24. The Corporation does not have any deposit or investment accounts with any bank, savings and loan or other financial institution, except as follows for the purposes and of the types indicated:

                 Bank                  Account No.             Purpose/Type
                 ----                  -----------             -------------

                                                                Short term
         Banc of America                 836725                 investments
         --------------------     --------------------      -------------------

         First Union                                               CD*
         --------------------     --------------------      -------------------

         *Secures letter of credit relating to lease of Corporate Offices


25.      The Corporation's fiscal year ends:             December 31
                                            -----------------------------------


26.      With regard to any pension or profit sharing plan:

         (a)      A determination as to qualification has been issued.
         (b) Funding is on a current basis and in compliance with established requirements.


27.      Certified Public Accountants for the Corporation is the firm of:

         Name                     PricewaterhouseCoopers
             ------------------------------------------------------------------

         Address      400 N. Ashley Street, Suite 2800, Tampa, FL 336602
                ---------------------------------------------------------------

         Partner Handling Relationship              Phyllis Jones
                                      -----------------------------------------

         Were statements uncertified for any fiscal year?          No
                                                         ----------------------

28. Prompt written notice will be given you of any change or amendment with respect to any of the foregoing. Until such notice is received by you, you shall be entitled to rely upon the foregoing in all respects.



                                             Very truly yours,
CORPORATE SEAL TO BE
AFFIXED HEREINBELOW                          Digital Lightwave, Inc.
                                             ---------------------------------

                                             By: /s/ Gerry Chastelet
                                                 -----------------------------
                                                     Gerry Chastelet

                                             Title: Chairman, CEO & President
                                                    --------------------------

                                             By: /s/ Steven H. Grant
                                                 -----------------------------
                                                     Steven H. Grant

                                             Title: EVP, CFO and Secretary
                                                    --------------------------

                                  EXHIBIT "B"

                           BORROWING BASE CERTIFICATE


Borrower: Digital Lightwave, Inc.
Date:

COMPUTATION OF COLLATERAL
A.       Accounts Receivable Balance From Previous Report                     0
B.       Add:      Sales
C.       Less:     Credit Memos
D.                 Adjustments
E.       Less:     Gross Collections
                   Discounts
F.       New Accounts Receivable Balance (as of   /  /2000 )                  0
G.       Less:     Ineligible Accounts as of the Aging Date                   0

         1.  Amounts over 90 days from invoice date or 60 days past due       0
         2.  Tainted / Balance of 50% over 90 days from invoice               0
         3.  Aged Credits                                                     0
         4.  Capital Lease Contra
                                             Telogy                           0
                                             Newcourt                         0
         5.  Accrued Returns and Allowances - a/o  /  /00                     0
         6.  Reclassed Prepayments                                            0
         7.  Deferred Revenue                                                 0
         8.  Accrued Warranty Reserves - a/o  /  /00                          0
         9.  AR Cap Limitation at 20%                                         0
         10. Contra Accounts                                                  0
         9.  Other
         10. Total Ineligible Accounts Receivable                             0
H.       Eligible Accounts (F minus G10)                                      0
I.       LOAN VALUE OF ELIGIBLE ACCOUNTS RECEIVABLE (85% OF H)                0

J.       Raw Material and WIP Inventory (as of  /  /00 )                      0
K.       Less:     Ineligible Inventory calculated for month end:
         1. Holding (awaiting inspection)                                     0
         2. Work-in-process                                                   0
         3. Expense Clearing (Return to vendor / dispose)                     0
         4. Proprietary raw materials (80% of "Stores")                       0
         5. Expense (Obsolete / dispose)                                      0
         6. Other
         7. Total Ineligible RM and WIP Inventory                             0
L.       Eligible RM and WIP Inventory (J minus K7)                           0
M.       LOAN VALUE OF ELIGIBLE INVENTORY (25% OF L)                          0

N.       Finished Goods Inventory (as of 6/30/00)                             0
O.       Less:     Ineligible Inventory calculated for month end:
         1.  Clearing (Inventory related to deferred revenue)                 0
         2.  Other
         3.  Total Ineligible RM and WIP Inventory                            0
         Eligible RM and WIP Inventory (N minus O3)                           0

         LOAN VALUE OF ELIGIBLE INVENTORY (25% OF L)                          0

P.       TOTAL AVAILABILITY                                                   0
         COMPUTATION OF LOAN
Q.       Loan Balance Per Previous Report                                     0
R.       Less:     Collections                                                0
                   Net only repayments
S.       Plus:     Borrowings Since Previous Report                           0
T.       ADJUSTED LOAN BALANCE                                                0
U.       Letters of Credit (35% of Documentary, 100% of Standby)              0
V.       EXCESS AVAILABILITY (P MINUS T & U)                                  0

W.       CASH IN BANK (AS OF    /  /00)                                       0

         The undersigned represents and warrants that the foregoing is true, and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations, warranties, definitions and conditions set forth in the Loan and Security Agreement dated September __, 2000 (the "Loan Agreement") between the undersigned and Congress Financial Corporation (Florida)("Lender"). The undersigned, being an authorized officer having the title inscribed below of DIGITAL LIGHTWAVE, INC. (the "Company"), and, in such capacity, being familiar with the matters set forth herein and duly authorized and empowered to issue this Certificate for and on behalf of the Company, does hereby certify to Lender, in connection with and pursuant to that certain Loan Agreement (capitalized terms used herein, without definition, having the meanings given to such terms in the Loan Agreement) that, as of the date of this Certificate, there exists no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default.



Digital Lightwave, Inc.        Attachments: Accounts Receivable Aged Trial
                                            Balance
                                            Support to Ending Inventory
By:                                         Accounts Payable Aged Trial Balance
       ---------------------
Name:                                       Deferred Revenue report
       ---------------------
Title:                                      Detailed" Financial Report Package
       ---------------------
                                            Updated Capital Lease Schedule

                                 SCHEDULE 8.6

                                   LITIGATION


         As of April 9, 1998, 23 class action complaints (which were subsequently consolidated into a single action) alleging violations of the federal securities laws during certain periods in 1997 and 1998 had been filed in the United States District Court for the Middle District of Florida, on behalf of purchasers of our Common Stock. The complaints named as defendants the Company, Bryan J. Zwan, a current director of the Company and our former Chairman and Chief Executive Officer, Steven H. Grant, the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary, and other former corporate officers. The complaints allege that the Company and certain officers during the relevant time period violated Sections 10(b) and 20(a) of the Securities Exchange Act by, among other things, issuing to the investing public false and misleading financial statements and press releases concerning the Company's revenues, income and earnings, which artificially inflated the price of our Common Stock.

         On July 23, 1998, the Company entered into a memorandum of understanding for the settlement of these class action complaints. In late October 1998, a Stipulation of Settlement was filed with the court and on December 21, 1998, the court preliminarily approved the settlement. On April 30, 1999, the District Court entered a final judgment approving the settlement. The settlement consists of $4.25 million in cash, to be paid to plaintiffs primarily by a claim on the Company's directors and officers liability insurance policy, and the issuance of up to 1.8 million shares of Common Stock. The Company recorded a one-time charge of $8.5 million during 1998 as a result of the settlement. On July 21, 1999, the Company issued 289,350 shares of Common Stock in partial satisfaction of the total shares required under this settlement. Those shares were not to be distributed, sold or hypothecated until after the appeal of the settlement, discussed below, was fully resolved.

         On May 20, 1999, a lead plaintiff in the class action suit filed a notice of appeal with the Eleventh Circuit Court of Appeals. On March 16, 2000, all parts of the appeal pertaining to the Company were dismissed with prejudice. The remaining portion of the appeal was dismissed with prejudice on September 29, 2000. The District Court judgment approving settlement of the securities class actions now is final. Following this judgment, the Company has issued substantially all remaining shares of Common Stock in satisfaction of the total shares required under this settlement.

         On August 5, 1999, as a complete settlement of an investigation of us being conducted by the U.S. Securities and Exchange Commission relating to the circumstances underlying the restatement of our financial results, we agreed voluntarily to consent to the entry of a permanent injunction enjoining us from violations of Sections 10(b), 13(a) and 13(b)(2) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20 and 13a-13 thereunder. The Commission's complaint and the settlement with the Company were filed with the United States District Court for the Middle District of Florida on March 29, 2000. In connection with the same investigation, on March 29, 2000, the Commission's complaint filed in the District Court also alleges that Dr. Zwan, a director and former Chairman and Chief Executive Officer of the Company, violated Sections 17(a)(1), 17(a)(2), and 17(a)(3) of the Securities Act of 1933,
Section 10(b) of the Securities Exchange Act of 1934, and Rules 10b-5 and 13b2-2 thereunder, and that he aided and abetted the Company's alleged violations of Sections 13(a) and 13(b)(2) of the Exchange Act, and Rules 13a-13 and 12b-20 thereunder. In addition, the Commission concurrently settled administrative proceedings against Steven H. Grant, the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary, and two other former officers of the Company. Mr. Grant, without admitting or denying the Commission's findings, consented to the entry of an order that he cease and desist from committing or causing any violation or future violation of Sections 13(a), 13(b)(2)(A) and 12(b)(2)(B) of the Exchange Act, and Rules 12b-20 and 13a-13 thereunder.

         On November 5, 1997, Hugh Brian Haney ("Plaintiff"), an early stage investor, commenced an action in the United States District Court for the Southern District of Ohio against Dr. Bryan J. Zwan, our former Chairman of the Board and Chief Executive Officer, and Digital Lightwave ("Defendants"). An amended complaint filed December 15, 1997 alleged violations of Section 10(b) of the Securities Exchange Act, violations of state corporation statutes, and various common law violations by Defendants in connection with Plaintiff's sale to our predecessor in November 1995, pursuant to a previously granted option exercisable by Dr. Zwan and/or our predecessor, of 4,900 shares of stock in our predecessor, an amount equivalent to 19,215,686 shares of our common stock. The amended complaint sought, among other things,
(1) rescission of the sale of the shares transferred by Plaintiff and (2) damages of $235 million, together with interest. On October 20, 1998, Digital Lightwave and Dr. Zwan entered into an agreement with Plaintiff to settle the action. The settlement agreement provided, among other things, for dismissal of the action with prejudice, for a $500,000 payment by us to Plaintiff for his attorneys' fees and granted Plaintiff an option, for 10 years, to purchase for $1 per share 2 million shares of Dr. Zwan's Digital Lightwave stock. Pursuant to that agreement, the action was dismissed with prejudice on November 13, 1998. The Company recorded a $3.0 million charge to earnings consisting of the cash payment and the valuation our options upon settlement.

         On April 21, 1999, Plaintiff filed an action in the United States District Court for the Southern District of Ohio against the Defendants alleging that the terms of the settlement agreement entered into between the parties had been breached and requesting that the settlement agreement be specifically enforced and that damages in excess of $75,000 be awarded or, alternatively, that the settlement agreement be set aside. In response to this action, the Company filed a motion to dismiss for failure to state a claim against the Company. On March 30, 2000, the Court granted in part and denied in part the Company's motion to dismiss. On May 1, 2000, Plaintiff filed an amended complaint alleging two breach of contract claims against the Company. The Company believes it has fulfilled its obligations under the settlement agreement and that the claims against it are without merit. Accordingly, on June 30, 2000, the Company filed a motion seeking summary judgment in its favor. On August 24, 2000, the Court granted the Company's motion for summary judgment in its entirety. The Company intends to seek entry of a judgment in its favor based upon the summary judgment order. The case remains pending against Dr. Zwan and the trial scheduled to commence on January, 2001. There can be no assurance that judgment ultimately will be entered in the Company's favor or that, even if judgment is entered, plaintiffs will not successfully appeal the judgment. Additionally, there can be no assurance that the Company ultimately will prevail in the action or that the action will not have a material adverse effect on the Company.

         On November 23, 1999, Seth P. Joseph, a former officer of Digital Lightwave, commenced an arbitration proceeding against us alleging breach of his employment agreement, violation of the Florida Whistleblower statute and breach of an indemnification agreement and our Company bylaws. As relief, Mr. Joseph seeks $500,000, attorney fees, interest and stock options exercisable for 656,666 shares of our Common Stock. We have filed our answer denying Mr. Joseph's allegations, and alleging multiple affirmative defenses and counterclaims. Our counterclaims against Mr. Joseph seek repayment of loans totaling approximately $113,000, plus interest. The arbitration hearing is scheduled to be held in December, 2000. We intend to vigorously oppose Mr. Joseph's claim. However, there can be no assurance that we will succeed in defending this action or that we will prevail on our counterclaims.

                                  SCHEDULE 8.8
                                 BANK ACCOUNTS


DIGITAL LIGHTWAVE, INC.
SCHEDULE 8.8-BANK ACCOUNTS

                   FIRST UNION NATIONAL BANK
                        ABA # 063000021

         FOR DIGITAL LIGHTWAVE, INC.

                               ACCOUNT NAME                    ACCOUNT NUMBER
         --------------------------------------------------------------------
         Operating Account
         Direct Deposit ZBA
         Payroll Account
         Health Insurance Account
         401K Account
         Flex Benefit account
         First Union Short Term Investment
         First Union Certificate of Deposit

         FOR DIGITAL LIGHTWAVE LEASING CORPORATION

                               ACCOUNT NAME                    ACCOUNT NUMBER
         --------------------------------------------------------------------
         DLI Leasing Account
         First Union Short Term Investment

                       BANK OF AMERICA*
                        ABA # 063100277

         FOR DIGITAL LIGHTWAVE, INC.

                               ACCOUNT NAME                    ACCOUNT NUMBER
         --------------------------------------------------------------------
         Operating Account
         Bank of America Short Term Investment
         Bank of America Certificate of Deposit

         FOR DIGITAL LIGHTWAVE LEASING CORPORATION

                               ACCOUNT NAME                    ACCOUNT NUMBER
         --------------------------------------------------------------------
         DLI Leasing Account
         Bank of America Short Term Investment

* in process of closing these accounts

                                  SCHEDULE 8.4
                         EXISTING LIENS (CAPITAL LEASE)

DIGITAL LIGHTWAVE, INC.
SCHEDULE 8.4-EXISTING LIENS (CAPITAL LEASES)

                                                                                LEASE         END OF       ACQUISITION
      COMPANY                     ACCOUNT #               DESCRIPTION         INCEPTION       LEASE           PRICE
      -------                     ---------               -----------         ---------       -----           -----

CONESCO                              4333-3             ANT-20 ADVANCE         08/01/98      08/01/01      $92,699.00
BIRMINGHAM, MI                                            RCVR REFER                                       $10,495.00
KATHLEEN RATLIFF                                             CART                                             $774.99


AMERICAN BUSINESS LEASING          18596-01              OSCILLOSCOPE          08/01/98      08/01/01      $31,470.00
800-883-3366 EXT. 6227                                 SIGNAL GENERATOR                                    $14,250.00



HEWLETT PACKARD                      10944A           SPECTRUM ANALYZER        10/15/98      10/15/01      $35,648.50
BEN ZWERLING                                          TRACKING GENERATOR                                   $10,044.00
800-298-2090


NEWCOURT LEASING CORP.               684347           TEKTRONIX ST 2400        07/01/98      07/01/01      $67,970.00
CAPITAL LEASE                    0465986-10               SDH SONET
SCHEDULE # 10

NEWCOURT LEASING CORP.               708660        SAMPO MULTI MEDIA EQUIP     04/01/99      03/01/02      $29,138.08
SCHEDULE 30


NEWCOURT FINANCIAL              9905553-000          ANDO AP9940 & AP9455                    12/01/02     $501,504.80
SCHEDULE # 001



NEWCOURT FINANCIAL              1103260-ESR               HP83484A            01/01/00       12/01/02      $16,129.92
1103260-ESR                                                HP83485B                                        $24,255.36


NEWCOURT FINANCIAL                  9906062         ANDO SPECTRUM ANALYZER     02/01/00      01/01/03     $197,668.75
SCHEDULE # 2                                        ANDO SPECTRUM ANALYZER
                                                           AQ8201A
                                                          AQ8201-02
                                                           AQ801-11
                                                          AQ8201-12


NEWCOURT FINANCIAL              9907253-000               HP86100A            05/01/00       04/01/03      $16,853.76
SCHEDULE # 3


NEWCOURT FINANCIAL               113076-ESR       TEK TDS794D O SCOPE W/OPT    07/01/00      06/01/01      $88,099.00
                                                           2C & 38

NEWCOURT FINANCIAL               112380-ESR              E1 TEST SET           05/01/00      04/01/01       $3,285.00


NEWCOURT FINANCIAL              1107008-ESR           TEK TDSPSM1 JITTER       05/01/00      04/01/01      $68,153.04
                                                        TEK TDS794D, F


FINOVA LEASING
SMALL BUSINESS LEASING           003729-001       OPTICAL SPECTRUM ANALYZER    01/01/99      12/01/01      $42,500.00
(ROCKFORD IND)                                       TUNABLE LASER SOURCE                                  $50,000.00
JOAN TEMME-FITZ
888-298-0780


TELOGY -  314597              ASSET # 72866           SONET TEST CERJAC        06/15/98      06/01/01      $68,658.59
800-835-6494              MODEL # HP E4480A



TELOGY 0030471100             ASSET # 77828          ANT 20 (3035-42)        01/01/99        12/01/01      $35,210.99
                                                       JITTER GENERATOR
                                                        JITTER METER


TELOGY                                80387          TEK TLA714 W/OPTIONS      08/01/99      08/01/02      $26,946.96
                                      79968          TEK TLA7N2 W/OPTIONS                    08/01/02
                                      79969        SOR DCS60-18E W/OPTIONS

                                  SCHEDULE 9.9
                                  INDEBTEDNESS

DIGITAL LIGHTWAVE, INC.
SCHEDULE 9.9-INDEBTNESS
AMOUNTS OWED


                                                                                                                     REMAINING
                                                                                     LEASE         END OF             BALANCE
            COMPANY                  ACCOUNT #               DESCRIPTION           INCEPTION        LEASE          AS OF 9/30/00
            -------                  ---------               -----------           ---------       ------          -------------


CONESCO                                4333-3              ANT-20 ADVANCE           08/01/98        08/01/01        $32,292.05
BIRMINGHAM, MI                                               RCVR REFER
KATHLEEN RATLIFF                                                CART


AMERICAN BUSINESS LEASING             18596-01              OSCILLOSCOPE            08/01/98        08/01/01        $21,541.62
800-883-3366 EXT. 6227                                    SIGNAL GENERATOR



HEWLETT PACKARD                        10944A             SPECTRUM ANALYZER         10/15/98        10/15/01        $17,046.96
BEN ZWERLING                                             TRACKING GENERATOR
800-298-2090


NEWCOURT LEASING CORP.                 684347             TEKTRONIX ST 2400         07/01/98        07/01/01        $19,458.26
CAPITAL LEASE                        0465986-10               SDH SONET
SCHEDULE # 10

NEWCOURT LEASING CORP.                 708660          SAMPO MULTI MEDIA EQUIP      04/01/99        03/01/02        $15,500.91
SCHEDULE 30


NEWCOURT FINANCIAL                  9905553-000         ANDO AP9940 & AP9455                        12/01/02       $390,914.50
SCHEDULE # 001



NEWCOURT FINANCIAL                  1103260-ESR               HP83484A              01/01/00        12/01/02        $35,646.82
1103260-ESR                                                   HP83485B
NEWCOURT FINANCIAL                    9906062          ANDO SPECTRUM ANALYZER       02/01/00        01/01/03       $172,516.18
SCHEDULE # 2                                           ANDO SPECTRUM ANALYZER
                                                               AQ8201A
                                                              AQ8201-02
                                                              AQ801-11
                                                              AQ8201-12


NEWCOURT FINANCIAL                  9907253-000               HP86100A              05/01/00        04/01/03        $ 13,466.10
SCHEDULE # 3


NEWCOURT FINANCIAL                   113076-ESR       TEK TDS794D O SCOPE W/OPT     07/01/00        06/01/01        $ 42,538.86
                                                               2C & 38

NEWCOURT FINANCIAL                   112380-ESR              E1 TEST SET            05/01/00        04/01/01        $  2,475.66


NEWCOURT FINANCIAL                  1107008-ESR          TEK TDSPSM1 JITTER         05/01/00        04/01/01        $ 62,844.16
                                                           TEK TDS794D, F


FINOVA LEASING
SMALL BUSINESS LEASING               003729-001       OPTICAL SPECTRUM ANALYZER     01/01/99        12/01/01        $ 44,924.95
(ROCKFORD IND)                                          TUNABLE LASER SOURCE
JOAN TEMME-FITZ
888-298-0780


TELOGY -  314597                   ASSET # 72866          SONET TEST CERJAC         06/15/98        06/01/01        $ 17,368.40
800-835-6494                     MODEL # HP E4480A



TELOGY 0030471100                  ASSET # 77828          ANT 20 (3035-42)          01/01/99        12/01/01        $ 4,846.87
                                                          JITTER GENERATOR
                                                            JITTER METER


TELOGY                                 80387            TEK TLA714 W/OPTIONS        08/01/99        08/01/02        $ 18,168.10
                                                                                                                    -----------
                                       79968            TEK TLA7N2 W/OPTIONS                        08/01/02
                                       79969           SOR DCS60-18E W/OPTIONS


                                                     NET AMOUNT OWED BY CORPORATE                                   $911,550.40
                                                                                                                    ===========



AMOUNTS DUE
-----------

Digital Lightwave Leasing Corp        Equipment underlying various       1/98-4/99         $ 1,002,134.62
                                      third-party leases

                                      Less cash collected at                               $  (351,159.24)
                                                                                           --------------
                                      Corporate
                                      on Leasings behalf

                                      NET DUE TO CORPORATE                                 $   650,975.38
                                                                                           ==============


                                 SCHEDULE 9.10
                    EXISTING LOANS, ADVANCES AND GUARANTEES

DIGITAL LIGHTWAVE, INC.
SCHEDULE 9.10-EXISTING LOANS, ADVANCES AND GUARANTEES


James Green       $ 50,000.00       Relocation Advance; due within 60 days
                                    of advance date

Travel advances are made to employees as a normal course of business.



                                       1